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                                   EXHIBIT 1
                                   ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: February 15, 2001


                      SALOMON SMITH BARNEY INC.



                      By: /s/ Howard M. Darmstadter
                         --------------------------------------------
                         Name:   Howard M. Darmstadter
                         Title:  Assistant Secretary



                      SALOMON BROTHERS HOLDING COMPANY INC



                      By: /s/ Howard M. Darmstadter
                         --------------------------------------------
                         Name:  Howard M. Darmstadter
                         Title: Assistant Secretary



                      SSB CITI FUND MANAGEMENT LLC



                      By: /s/ Christina T. Sydor
                         --------------------------------------------
                         Name:  Christina T. Sydor
                         Title: Secretary



                      SALOMON SMITH BARNEY HOLDINGS INC.



                      By: /s/ Howard M. Darmstadter
                         --------------------------------------------
                         Name:  Howard M. Darmstadter
                         Title: Assistant Secretary



                      CITIGROUP INC.



                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:   Joseph B. Wollard
                         Title:  Assistant Secretary